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                                                                    EXHIBIT 10.5

                               LETTER OF AGREEMENT

Position: Corporate Secretary
Michelle R. Sherman
421 Ten Mile Drive
De Soto, Texas 75115

JOB DESCRIPTION AND RESPONSIBILITIES REPRESENT

TERMS OF AGREEMENT

As the Corporate Secretary, you will be responsible for maintaining and updating the corporate stock ledger; processing and issuing stock certificates; providing written correspondence with shareholders when necessary; taking the minutes at board meetings and the annual shareholder's meeting. You're typical duties will include executive direction over shareholder activities; facilitating and communicating corporate policies and practices of our relationships with shareholders; and the development of internal control.

Term: one-year contract

Compensation: 10,000 shares of eTelcharge.com

Stock offers are prorated and terminated upon full-time acceptance once the corporation raises sufficient capital.

EVALUATION

An authorized agent will conduct performance evaluation and reviews upon completion of six months of service with eTelcharge.com, Inc. Thereafter, the President will conduct reviews twice annually.

TERMINATION OF AGREEMENT

eTelcharge.com, Inc. is an at-will employer however, ask for two weeks notice prior to termination of your contract. It is the intent of erelcharge.com to honor the terms of this agreement in full. However, if in the event you are unable to fully complete the duties as described in this Agreement eTelcharge.com and or it's authorized agents has the authority to release or re-assign related duties. In this event compensation will be prorated based upon the length of term served. Termination for non-performance of duties will result after two verbal warnings without improvement within a specified amount of time or one negative evaluation without improvement within a specified amount of time as determined by an eTelcharge.com authorized agent. In the event of your untimely demise compensation will be paid to your designated beneficiary and will be based upon the length of term served.

The signatures below constitute and agreement between eTelcharge,com and employee(s). Both parties agree to the terms as stated within this document and no other verbal or written agreements have been made.


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Employee Signature                     Print Employee Name


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Authorized Agent Signature             Print Authorized Name